UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2005

NORCROSS SAFETY PRODUCTS L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-110531	61-1283304
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 York Road, Suite 215, Oak Brook, IL  60523

(Address of principal executive offices)  (Zip Code)

(630) 572-5715

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On July 19, 2005, Norcross Safety Products L.L.C. (the “Company”) issued a press release announcing the closing of the transaction under which the Company was acquired by Safety Products Holdings, Inc. (“Safety Products”), a new holding company formed by Odyssey Investment Partners, LLC for the purpose of completing the acquisition (the “Acquisition”).  Pursuant to the terms of the Acquisition, Safety Products purchased all of the outstanding membership units of the Company and assumed all of the obligations of NSP Holdings L.L.C. (“Holdings”) under Holdings’ and NSP Holdings Capital Corp.’s outstanding $100.0 million 11 3/4% senior pay in kind notes due 2012 and the indenture governing such notes.

On July 19, 2005, by operation of law upon consummation of the merger of SPH Acquisition LLC (“SPH Acquisition”) and the Company (the “Merger”), and pursuant to an assumption agreement entered into among SPH Acquisition, the Company, North Safety Products Inc. (“North Safety”), and Morning Pride Manufacturing L.L.C. (“Morning Pride”, and together with North Safety, the “U.S. Subsidiary Borrowers”), all of the rights and obligations of SPH Acquisition, as borrower, under the credit agreement among SPH Acquisition, Safety Products, as a guarantor, North Safety Products Ltd. (the “Canadian Borrower,” which became a party to the credit agreement upon consummation of the Merger), Credit Suisse, as Administrative Agent, Bank of America, NA, as Syndication Agent, GMAC Commercial Financing LLC, La Salle Bank National Association and US Bank NA, as Documentation Agents, Credit Suisse, Toronto Branch, as Canadian Agent, and certain other lenders (the “Credit Facility”) were assigned by SPH Acquisition to the Company and the U.S. Subsidiary Borrowers, and assumed by the Company and the U.S. Subsidiary Borrowers from SPH Acquisition, and whereby the Company became Parent Borrower (as defined in the Credit Facility).

The Credit Facility provides for aggregate borrowings of $138.0 million, consisting of (a) a term loan in the amount of $88 million, payable in twenty-eight consecutive quarterly installments commencing on September 30, 2005 and (b) a revolving credit facility in an aggregate principal amount of $50.0 million.  The revolving credit facility is comprised of a U.S. revolving facility and a Canadian subfacility.  The amount of the total U.S. revolving facility is an amount equal to $50.0 million less the amount at such time outstanding under the Canadian subfacility.  The amount of the total Canadian subfacility is an amount denominated in Canadian dollars having a U.S. dollar equivalent of $25 million less the amount at such time outstanding under the U.S. revolving facility.  At any time upon the request of the Company or the U.S. Subsidiary Borrowers, one or more new term loan facilities may be added in any aggregate amount of up to $100.0 million (and not less than $10.0 million for any such additional term loan), subject to certain conditions, the proceeds of which shall be used to finance permitted acquisitions, pay fees and related expenses thereto and to refinance indebtedness of the entity or associated with the assets to be so acquired.  The Credit Facility is subject to certain mandatory prepayments upon the occurrence of certain events, subject to certain exceptions set forth in the credit agreement.

Borrowings under the U.S. revolving facility and term loan will bear interest at a rate per annum equal to the Company’s choice of (a) an alternate base rate (which is equal to the higher of (i) the rate of interest announced by Credit Suisse as its prime rate in effect and (ii) the federal funds rate plus 0.50%) or (b) the Eurodollar rate, plus an applicable margin.  Borrowings under the Canadian subfacility will bear interest at a rate per annum equal to the Canadian prime rate (which is the higher of (i) the rate of interest announced by Credit Suisse, Toronto Branch, as its reference rate then in effect for determining interest rates on Canadian dollar denominated commercial loans in Canada and (ii) the CDOR rate plus 0.50% per annum), plus an applicable margin, or with respect to banker’s acceptances or their equivalents, the discount rate (as defined the credit agreement) plus an applicable margin.

Initially, the applicable margin with respect to the revolving credit facility is (a) 1.25% in the case of alternate base rate loans and Canadian dollar prime loans and (b) 2.25% in the case of Eurodollar rate loans and bankers’ acceptance rate loans.  With respect to the term loan, the applicable margin will be (a) 1.00% in the case of alternate base rate loans and (b) 2.00% in the case of Eurodollar rate loans.  After the Company’s fiscal quarter ending December 31, 2005, the margins applicable to the revolving credit facility and the U.S. swing line loans will adjust on a sliding scale based on the total leverage ratio of the Company and its subsidiaries.  In addition, the Company will be required to pay to the lenders under the revolving credit facility an initial commitment fee in respect of the unused commitments thereunder at a per annum rate of 0.50%.  After the Company’s fiscal quarter ending December 31, 2005, the commitment fee rate will adjust on a sliding scale based on the total leverage ratio of the Company and its subsidiaries.

The Company’s domestic subsidiaries (including any future or indirect subsidiaries that may be created or acquired by the Company) and Safety Products guarantee the U.S. Subsidiary Borrowers’ and the Company’s obligations under the Credit Facility. The guarantees in respect of the Credit Facility are secured by a perfected first priority security interest in all of the Company’s equity securities, the equity securities of its direct and indirect domestic subsidiaries, substantially all of the guarantors’ tangible and intangible assets and 65% of the equity securities of, or equity interest in, certain of its foreign first-tier subsidiaries, subject to certain exceptions.  All of the Canadian Borrower’s obligations under the Credit facility are be secured by all of the assets of the Company’s present and future Canadian subsidiaries, and are guaranteed by all of the Company’s present and future Canadian subsidiaries.

The Credit Facility contains certain customary covenants, including among other things:

•                                                                                          affirmative covenants requiring the Company to provide certain financial statements to the Administrative Agent for distribution to its lenders and to pay material obligations when due, maintain its legal existence, keep its material properties in good working order and condition, provide certain notices to the Administrative Agent for distribution to its lenders, comply in all material respects with environmental laws and maintain at all times ratings for the Credit Facility;

•                                                                                          restrictive covenants including limitations on other indebtedness, liens, fundamental changes, asset sales, restricted payments, capital expenditures, investments, prepayments, transactions with affiliates, sales and leasebacks, negative pledges, lines of business; and

•                                                                                          financial covenants requiring the Company to maintain a maximum total leverage ratio of total debt over EBITDA for the period, a minimum fixed charge coverage ratio of EBITDA less capital expenditures over fixed charges for the period and a minimum interest coverage ratio of EBITDA over interest expense for the period.

The Credit Facility contains certain customary representations and warranties and events of default, including failure to pay interest, principal or fees, any material inaccuracy of any representation and warranty, failure to comply with covenants, material cross-defaults, bankruptcy and insolvency events, ERISA events, change of control, failure to maintain first priority perfected security interest, material judgments, invalidity of guarantee and loss of subordination.  Certain of the events of defaults are subject to exceptions, materiality qualifiers and baskets.

In connection with the closing of the Acquisition, the Company entered into a supplemental indenture dated as of July 19, 2005 (the “Supplemental Indenture”) by and among the Company, Norcross Capital Corp. (“Capital”), the guarantors listed on the signature pages thereto and Wilmington Trust Company, as trustee (the “Trustee”) under the indenture dated as of August 13, 2003 (the “Indenture”) providing for the issuance by the Company and Capital of $152,500,000 aggregate principal amount of 9 7/8% senior subordinated notes due 2011.  Pursuant to the terms of the Supplemental Indenture, the definition of Permitted Holders was amended and the parties confirmed that the Requisite Consents (as defined in the Supplemental Indenture) had been delivered in order to waive the Company’s obligations under the Change in Control covenant of the Indenture in connection with the Acquisition.

In connection with the closing of the Acquisition, the employment agreement dated as of May 20, 2005, between the Company and Robert A. Peterson became effective.  Pursuant to this agreement, Mr. Peterson is to serve as the Company’s Chief Executive Officer and President for a period of five years.  Under the terms of this agreement, Mr. Peterson is entitled to receive a base salary of $515,000, subject to increases as merited and to reflect changes in the cost of living.  Mr. Peterson is also entitled to a $700 per month automobile allowance, reimbursement for reasonable expenses, participation in whatever benefit programs the Company has in place for its employees who are not members of a collective bargaining unit (on a basis commensurate with his position), and four calendar weeks of vacation per year.  In addition, Mr. Peterson is also eligible to receive a bonus, targeted at 90% of his base salary, based upon the achievement by the Company of performance criteria determined by the Company’s board of directors and agreed to by Mr. Peterson.  Mr. Peterson’s employment is subject to early termination in the event of his death or disability or in the event that either he or the Company elect to terminate his employment.  In the event his employment is terminated by the Company for cause or by Mr. Peterson without good reason (each as defined in the employment agreement), Mr. Peterson will be entitled to his base salary and benefits for the period ending on the date of such termination and any unpaid bonus for any calendar year ending prior to the year in which such termination occurs.  In the event that his employment is terminated (1) by the Company without cause, (2) by him for good reason, (3) due to his death or disability, or (4) due to the Company not offering, at least 90 days prior to the end of the term of his employment, to continue his employment for a period of at least two years, Mr. Peterson will be entitled to his base salary and benefits for the period ending on the date of termination, any unpaid bonus for any calendar year ending prior to the year in which such termination occurs, a pro rata bonus for the calendar year in which termination occurs and (except in the event of termination due to his death) his base salary and benefits for a period of two years if, within 30 days of termination, Mr. Peterson signs and delivers to the Company a general release from claims arising from facts and circumstances existing before the date of such release.  Salary and benefits payable to Mr. Peterson due to the Company having elected not to continue his employment after the expiration of the initial five year term, will be offset by any payments or benefits received by Mr. Peterson in the second year following such termination as a result of his having obtained new employment.  Any amounts due to Mr. Peterson shall be paid as if he had not been terminated, except that in the event that Mr. Peterson terminated his employment due to a change in control, such amounts shall be paid in a lump sum within 10 days of his resignation, in an amount discounted to present value at a rate of 7% per year.  This employment agreement is also subject to non-solicitation, non-competition and confidentiality provisions that are customary, other than a provision allowing Mr. Peterson to solicit the employment of his personal assistant and Mr. Myers in the event that Mr. Peterson’s employment with the Company is terminated.

In connection with the closing of the Acquisition, the employment agreement dated as of May 20, 2005, between the Company and David F. Myers, Jr. became effective.  Pursuant to this Agreement, Mr. Myers is to serve as the Company’s Chief Financial Officer and Executive Vice President on substantially the same terms as those contained in Mr. Peterson’s employment agreement, except that (1) his base salary is initially set at $357,000 and (2) the non-solicitation provision contained in the agreement provides an exception allowing Mr. Myers to solicit the employment of his personal assistant and Mr. Peterson.

In connection with the closing of the Acquisition, the employment agreement dated as of May 20, 2005, between the Company’s subsidiary, North Safety Products Inc. (‘‘North Safety’’), and Charles S. Ellis became effective.  Pursuant to this agreement, Mr. Ellis is to serve as President of North Safety’s Industrial Division for an initial term of three years.  Under the terms of this agreement, Mr. Ellis is entitled to receive a base salary of $287,834, a $600 per month automobile allowance, participate in all employee benefits plans for which senior executives of North Safety are eligible, and three calendar weeks of vacation per year.  In addition, Mr. Ellis is eligible to receive a bonus targeted at 75% of his base salary.  In the event that his employment is terminated by North Safety without cause or by him for good reason (as defined in the employment agreement), Mr. Ellis will be entitled to his base salary for a period of eighteen months following such termination.  This employment agreement is also subject to customary non-solicitation, non-competition and confidentiality provisions.

In connection with the closing of the Acquisition, the employment agreement dated as of May 20, 2005, between the Company’s subsidiary, Morning Pride Manufacturing L.L.C. (‘‘Morning Pride’’), and William L. Grilliot became effective.  Pursuant to this agreement, Mr. Grilliot is to serve as President of Morning Pride on substantially the same terms as those contained in Mr. Ellis’ employment agreement, except (1) his base salary is initially set at $177,500, (2) he is eligible to receive a bonus targeted at 40% of his base salary, (3) he is entitled to 15 days vacation, (4) he is entitled to a $700 per month automobile allowance, and (5) the non-solicitation provision contained in the agreement provides an exception for Mary Grilliot or any of his children.

Item 5.01                                             Changes in Control of Registrant.

On July 19, 2005, the Company issued a press release announcing the closing of the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the closing of the Acquisition, each of Stephen J. Blewitt, Jay R. Bloom, Edward Levy and Marcus D. Wedner resigned as a director of the Company effective as of July 19, 2005.  Effective as of July 19, 2005, Brian Kwait, Muzzafar Mirza and Benjamin A. Hochberg were appointed as directors of the Company.  Messrs. Kwait and Hochberg are expected to serve on the Company’s audit committee.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 7.01                                             Regulation FD Disclosure.

The information included in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Norcross Safety Products L.L.C. press release, dated July 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORCROSS SAFETY PRODUCTS L.L.C.

Date: July 25, 2005	By:	/s/ David F. Myers, Jr.
David F. Myers, Jr.
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Norcross Safety Products L.L.C. press release, dated July 19, 2005.